Exhibit 99.2

ASSOCIATED BANC-CORP

Certification of Chief Financial Officer

Pursuant to Section 111(b)(4) of the

Emergency Economic Stabilization Act of 2008

I, Joseph B. Selner, certify, based on my knowledge, that:

(i) The compensation committee of Associated Banc-Corp discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period (which for Associated Banc-Corp was January 1, 2011 to September 14, 2011, referred to herein as the 2011 TARP Period, because Associated Banc-Corp repaid TARP funds as of September 14, 2011 and has no outstanding obligation arising from financial assistance under TARP), senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Associated Banc-Corp;

(ii) The compensation committee of Associated Banc-Corp identified and limited during the 2011 TARP Period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Associated Banc-Corp and, during the 2011 TARP Period, identified any features of the employee compensation plans that pose risks to Associated Banc-Corp and limited those features to ensure that Associated Banc-Corp is not unnecessarily exposed to risks;

(iii) The compensation committee reviewed, at least every six months during the 2011 TARP Period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Associated Banc-Corp to enhance the compensation of an employee, and limited any such features;

(iv) The compensation committee of Associated Banc-Corp will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Associated Banc-Corp will provide a narrative description of how it limited during the 2011 TARP Period the features in

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Associated Banc-Corp;

(B) Employee compensation plans that unnecessarily expose Associated Banc-Corp to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Associated Banc-Corp to enhance the compensation of an employee;

(vi) Associated Banc-Corp required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during the 2011 TARP Period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Associated Banc-Corp prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during the 2011 TARP Period;

Exhibit 99.2

(viii) Associated Banc-Corp limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the 2011 TARP Period;

(ix) Associated Banc-Corp and its employees complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during the 2011 TARP Period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) In its proxy statement for its 2011 annual meeting of shareholders, Associated Banc-Corp included a non-binding shareholder resolution in accordance with section 111 of EESA and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2010, and because Associated Banc-Corp repaid TARP funds as of September 14, 2011 and has no outstanding obligation arising from financial assistance under TARP, Associated Banc-Corp will include in its proxy statement for its 2012 annual meeting of shareholders a non-binding shareholder resolution in accordance with Section 14A of the Securities Exchange Act of 1934, which was added pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2011, including the 2011 TARP Period;

(xi) Associated Banc-Corp will disclose the amount, nature, and justification for the offering, during the 2011 TARP Period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Associated Banc-Corp will disclose whether Associated Banc-Corp, the board of directors of Associated Banc-Corp, or the compensation committee of Associated Banc-Corp engaged during the 2011 TARP Period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Associated Banc-Corp prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the 2011 TARP Period;

(xiv) Associated Banc-Corp substantially complied with all other requirements related to employee compensation that were provided in the agreement between Associated Banc-Corp and Treasury, including any amendments;

(xv) Because Associated Banc-Corp repaid TARP funds as of September 14, 2011 and has no outstanding obligation arising from financial assistance under TARP, its TARP period ended on September 14, 2011, and, thus, Associated Banc-Corp is not required to submit to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for 2012; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example 18 U.S.C. 1001.)

Dated February 27 , 2012

/s/ Joseph B. Selner
Joseph B. Selner
Chief Financial Officer